UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14A-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)
Filed by Registrant	☑

Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Section 240.14a-12.
FIRST AMERICAN INVESTMENT FUNDS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN
FIRST AMERICAN REAL ESTATE SECURITIES FUND

800 Nicollet Mall
Minneapolis, Minnesota 55402

December 23, 2010
Dear Shareholder:
As you may know, the Special Meeting of Shareholders of the First American Real Estate Securities Fund, scheduled for December 17, 2010 convened as scheduled, but was adjourned until December 29, 2010 to allow additional time for the solicitation of proxies with respect to the Investment Advisory Agreement. The Special Meeting will reconvene at the offices of FAF Advisors, Inc., 800 Nicollet Mall, 3rd Floor — Training Room A, Minneapolis MN 55402 at 2:00 p.m. central time. To date, our records indicate that we have not received your voting instructions. Your vote is important no matter how many shares you own. We urge you to act promptly so that we can obtain a sufficient number of votes and avoid the costs of additional solicitation.
IF YOU ARE NOT PLANNING TO ATTEND THE MEETING, PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
Another copy of your proxy card is enclosed for your convenience. Should you have any questions regarding the proposals please call 1-800-317-8033 and ask for extension 7068.
To vote your shares, the following voting options have been set up for your convenience.

1.	Vote by Phone. Cast your vote by calling the touchtone phone number printed on the enclosed proxy card.

2.	Vote Through the Internet. You may cast your vote using the internet by logging on to: www.proxyvote.com and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage paid return envelope provided. Please utilize the mail option only if the above options are unavailable as there is no guarantee that we will get the executed card back by the adjourned meeting.
Again, please do not hesitate to call toll-free 1-800-317-8033 and ask for extension 7068 if you have any questions regarding this Shareholder Meeting.
No matter how many shares you own, your vote is important. Thank you for your assistance with this important matter.
DON’T HESITATE, PLEASE VOTE TODAY.
Sincerely,

Kathleen L. Prudhomme	OBO-
Secretary